EXHIBIT 4.1

                                                               STATE OF DELAWARE
                                                       SECRETARY OF CORPORATIONS
                                                        FILED 5:30 PM 05/09/2003

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PHARMACEUTICAL RESOURCES, INC.


     FIRST:       The name of the corporation is Pharmaceutical  Resources, Inc.
(the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at that address is Corporation Service Company.

     THIRD:       The purpose of the  Corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware (the "Delaware Code").

     FOURTH: (A) The total number of shares of capital stock that the Corporation shall have authority to issue is 96,000,000, of which 90,000,000 shall be shares of common stock having a par value of $0.01 per share (the "Common Stock") and 6,000,000 shares shall be shares of preferred stock having a par value of $0.0001 per share (the "Preferred Stock").

                  (B) The Preferred Stock may be issued in one or more classes or series. The board of directors of the Corporation (the "Board") is hereby authorized to issue, in its sole discretion, the shares of Preferred Stock in such class or series and to fix, from time to time, before their issuance, the number of shares to be included in any class or series and the designation, relative rights, preferences and limitations of all shares of such class or series. The authority of the Board with respect to each class or series of the Preferred Stock shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                         (i) The number of shares of any class or series and the designation to distinguish the shares of such class or series from the shares of all other classes or series;

                         (ii) The voting powers, if any, and whether such voting powers are full or limited in such class or series;

                         (iii) The redemption provisions, if any, applicable to such class or series, including the redemption price or prices to be paid;

                         (iv) Whether dividends, if any, shall be cumulative or non-cumulative, the dividend rate or rates of such class or series and the manner of determining the same, and the dates and preferences of dividends on such class or series;
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                         (v)      The  rights of such  class or series  upon the
     voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                         (vi) The provisions, if any, pursuant to which the shares of such class or series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or of any other class or classes of shares, or any other security, of the Corporation or any other corporation or entity, and the price or prices or the rates of exchange applicable thereto;

                         (vii) The rights, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or entity;

                         (viii) The provisions, if any, of a sinking fund applicable to such class or series; and

                         (ix) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof,

all as shall be determined from time to time by the Board and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock.

                  (C) Except as may be provided in this Certificate of Incorporation, by the Board in a Preferred Stock designation or by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

                  (D) The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     FIFTH:       The name and mailing address of the incorporator are Marian E.
Gustafson, c/o Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, NY 10022-6030.

     SIXTH:       (A)    The Board  shall  have the  power to  adopt,  amend and
repeal the By-laws of the Corporation. The stockholders entitled to vote in the election of directors may adopt additional By-laws and may amend or repeal any By-law adopted by the Board.

                  (B) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends and/or upon liquidation, the number of directors that shall constitute the entire Board shall not be less than three nor more than 13, with the actual number of directors to be determined from time to time by the Board in accordance with this Certificate of Incorporation and pursuant to duly adopted resolutions of the Board. Any decrease in the number of directors will not shorten the term of any incumbent director.

                  (C) Commencing with the directors elected at the Annual Meeting of Stockholders in 2003, the directors, other than any who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends and/or upon liquidation, shall be classified


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with  respect  to the time for which  they  severally  hold  office  into  three classes, as nearly equal in number as possible. The first class of directors shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2006, the second class of directors shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2004 and the third class of directors shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2005, with each of the members of the three classes to hold office until his or her successor is duly elected and qualified. Commencing at the 2007 Annual Meeting of the Stockholders, and at each succeeding annual meeting of the stockholders thereafter, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy or newly-created directorship resulting from any increase in the authorized number of directors may be filled by a majority of only those directors who were directors of the Company immediately prior to such vacancy or newly-created directorship, even though such directors may constitute less than a quorum, or by a sole remaining director. Any director so chosen to fill a vacancy or a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his/her successor shall be elected and qualified.

                  (D) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the stockholders holding at least sixty-six and two-thirds (66 2/3%) percent of the Voting Stock (as defined below), voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Sixth (including this Paragraph (D)).

                  (E) For the purpose of this Article Sixth, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. In any vote required by or provided for in this Article Sixth, each share of Voting Stock shall have the number of votes granted to it generally in the election of directors.

     SEVENTH: Meetings of stockholders shall be held at such place, in or outside the State of Delaware, as may be designated by or in the manner provided in the By-laws of the Corporation or, if not so designated, as determined by the Board. Elections of directors need not be by written ballot except as and to the extent required by the By-laws of the Corporation.

     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such elimination or limitation of liability is not permitted under the Delaware Code as in effect at the time of breach of such fiduciary duty. Any amendment, modification or repeal of this Article or of the Delaware Code shall not adversely affect any right or protection of a director of the Corporation with respect to any such breach of fiduciary duty occurring prior to the time of such amendment, modification or repeal.

     NINTH:       (A)    The Corporation  shall indemnify and hold harmless,  to
the fullest extent permitted by the Delaware Code, each director and officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the Corporation (an "Authorized Representative"), against all expenses (including attorneys' fees and disbursements), liabilities, judgments, fines


                                      -3-
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(including  excise taxes and penalties) and amounts paid in settlement  actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity, or both. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board or it is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

                  (B) The Corporation shall promptly pay all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by a director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in Paragraph (A) of this
Article in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

                  (C) The Corporation shall have the power to indemnify any person who is or was an Authorized Representative (other than current or former officers or directors, who are covered by Paragraph (A) above) against any loss, liability and expense in connection with a Proceeding, and may pay expenses incurred by such person in connection with such Proceeding in advance of the final disposition of the Proceeding, to the fullest extent permitted by applicable law.

                  (D) The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation, shall continue as to a person who ceases to be an Authorized Representative, shall inure to the benefit of the heirs, executors and administrators of such person, and shall be enforceable as contract rights. Such rights shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, agreement, the Corporation's By-laws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position. The Corporation may enter into contracts to provide any Authorized Representative with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by applicable law. The Corporation may purchase and maintain insurance, borrow money, create trust funds, pledge, mortgage or create security interests in the assets of the Corporation, obtain letters of credit or use other means from time to time to ensure payment of such amounts as may be necessary to perform the Corporation's obligations under this Article or in any such contract, whether or not the Corporation would have the power to indemnify an Authorized Representative against such loss, liability and expenses. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation. The By-laws of the Corporation may contain additional provisions implementing and supplementing the provisions of this Article.

                  (E) Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

     TENTH:       Any action  permitted or required to be taken at any annual or special  meeting of the  stockholders  may be taken  without a meeting,  without


                                      -4-
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prior  notice and  without a vote,  only if a consent or  consents  in  writing, setting forth the action so taken, shall be signed by the holders of all shares of the Voting Stock.

                                      -5-
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               The  undersigned  incorporator  makes  this  Certificate  for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, and hereby declares and certifies that this is the act and deed of the undersigned and that the facts stated herein are true.



Date: May 9, 2003                   /s/ Marian E. Gustafson
                                    ------------------------------
                                          Marian E. Gustafson
                                          Sole Incorporator


                                      -6-

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                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                        Filed 1:13 PM 06/24/2003

                              CERTIFICATE OF MERGER

                                       OF

                         PHARMACEUTICAL RESOURCES, INC.
                            A New Jersey corporation

                                       AND

                         PHARMACEUTICAL RESOURCES, INC.
                             A Delaware corporation


          Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, it is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

               (i) Pharmaceutical Resources, Inc., which is incorporated under the laws of the State of New Jersey ("PRI NJ"); and

               (ii) Pharmaceutical Resources, Inc., which is incorporated under the laws of the State of Delaware ("PRI DE").

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware; by PRI NJ in accordance with the laws of the State of its incorporation; and by PRI DE in the manner provided in Section 251 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation in the merger herein certified is Pharmaceutical Resources, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of PRI DE, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving

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corporation  unless and until amended and changed  pursuant to the provisions of the General Corporation Law of the State of Delaware.

          5. The complete executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal executive office of the surviving corporation, which address is: One Ram Ridge Road, Spring Valley, NY 10977. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          6. The authorized capital stock of PRI NJ consists of 90,000,000 shares of Common Stock having a par value of $0.01 per share and 6,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

          7. The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on filing of this Certificate with the Secretary of State of Delaware.




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Dated: June 24, 2003.

                                     PHARMACEUTICAL RESOURCES, INC.
                                       A New Jersey corporation

                               By:   /s/ Dennis J. O'Connor
                                     ------------------------------------------
                                     Name:  Dennis J. O'Connor
                                     Title: Vice President, Chief Financial
                                            Officer & Secretary

                                     PHARMACEUTICAL RESOURCES, INC.
                                       A Delaware corporation

                               By:   /s/ Joseph Schott
                                     ------------------------------------------
                                     Name:  Joseph Schott
                                     Title: Assistant Secretary